                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        Westar Financial Services, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            (WESTAR LETTERHEAD/LOGO)



                    Notice Of Annual Meeting Of Stockholders
                          To Be Held September 27, 1999

                           Cavanaughs at Capitol Lake
                            2300 Evergreen Park Drive
                               Olympia, Washington
                               September 27, 1999
                             9:00 a.m., Pacific Time


NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of Westar Financial Services Incorporated will be held for the following purposes:


         1. To elect two directors for a three-year term and until their successors are elected and qualified;

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Westar has fixed August 24, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                             By Order of the Board of Directors



                                                       Charles S. Seel
                                                       SECRETARY


August 16, 1999
Olympia, Washington




YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                     WESTAR FINANCIAL SERVICES INCORPORATED

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, SEPTEMBER 27, 1999

         This proxy statement is furnished to the stockholders of Westar Financial Services Incorporated, formerly known as Republic Leasing Incorporated, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders on September 27, 1999, and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about August 26, 1999.

           WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE
   MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY.

         Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. All shares represented by duly executed proxies in the accompanying form will be voted unless proxies are revoked prior to the voting thereof.

         The close of business on August 24, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to vote at such meeting 2,222,300 shares of common stock. The holders of common stock will be entitled to one vote for each share of common stock held of record on the record date.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 accompanies this proxy statement.

         The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be made by mail and the expense thereof will be paid by the Company. The Company has retained American Securities Transfer and Trust to assist in the solicitation of proxies at an estimated cost of $1,400.

         In addition, solicitation of proxies may be made by telephone by directors, officers or regular employees of the Company.

VOTE REQUIRED

         The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the annual meeting, and the other proposal described in the accompanying Notice to Stockholders and any other business that may properly come before the Annual Meeting require that the votes cast in favor exceed the votes cast against the proposal.

EFFECT OF AN ABSTENTION AND BROKER NON-VOTES

         A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                             COMMITTEES OF THE BOARD

NOMINEES AND CONTINUING DIRECTORS

         The Board of Directors is divided into three classes, with the terms of office of each class ending on successive years. Two directors of the Company are to be elected for term ending in 2002, at the Annual Meeting, or until their respective successors have been elected and qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Should any one or more of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors may recommend.

NOMINEES FOR TERMS UNTIL 2002

         Joel I. Davis, age 65, is the Assistant Secretary and a director of the Company. He is President of MasterForms, Inc. (since 1983), and President of Davis Construction and Development Corporation. He has been engaged as a home builder and land developer in various capacities for more than twenty-five years. Mr. Davis is an officer and member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Davis graduated from St. Martin's College (B.A., Accounting). Mr. Davis is a member of the Audit Committee. He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.

         Charles S. Seel, age 51, is the Secretary of the Company, a director and Chairman of the Audit Committee. He is President and Chief Operating Officer of Summit Management Company, a holding company for Spectrum Glass and Vanguard Properties. He previously served in positions as Executive Vice President, Treasurer and Controller (1977). Mr. Seel is the Secretary and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. He is a Certified Public Accountant and a member of the Washington Society of CPAs and the American Institute of CPAs. Mr. Seel graduated from Montana State University (B.A., Accounting). He has served on the Board of Directors of Westar Financial Services Incorporated and predecessor corporations since 1978.


TO CONTINUE IN OFFICE UNTIL 2001

         Robert L. Lovely, age 62, is a director and Chairman of the Compensation Committee of the Company. He is President of the Lovely Corp., a business development and management firm. He is also Executive Vice President and Director of Travel Automation Systems Corp. He is a director of AVT Corp. (since 1983). Mr. Lovely is a director of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Lovely graduated from Washington State University (B.A., Mathematics) and received an MBA from Pacific Lutheran University. He has served on the Board of Directors of the Company and predecessor corporations since 1978.

         Michael A. Price, age 53, was elected to the Board of Directors in June 1998 and was named to the Compensation Committee. He is the founder of T & W Financial Corporation (NASDAQ:TWFC) and has been Chairman of the Board and Chief Executive Officer of T & W Financial Corporation and its predecessors since its formation in 1976. Mr. Price was founder, Chairman (1991-1996) and Director of Northwest Community Bank until its merger with First Community Bank. Prior to 1976, Mr. Price was a Vice President of International Finance, an independent leasing company. Mr. Price was one of the founders, and is a past director, of the United Association of Equipment Lessors ("UAEL"), a national association of leasing companies.

TO CONTINUE IN OFFICE UNTIL 2000

         R. W. Christensen, Jr., age 51, is the President and Chairman of the Board of Directors of the Company. Prior to 1978 he held positions as a financial analyst with Olympia Brewing Company, Assistant to the President of Pacific Hide & Fur, a natural resources and steel distribution firm, and as Corporate Pilot with Buttrey Food Stores. Mr. Christensen served as Vice Chairman (1989-1990) and a member of the Board of Directors (1987-1990) of Heritage Federal Savings & Loan Association. He was President and director of PacWest Financial Corporation, a privately held investment firm. Mr. Christensen is President and a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. Mr. Christensen has previously served as an officer, director and President of the National Vehicle Leasing Association (1981-1988) in which capacities he presented dozens of articles and scores of speeches on the state and future of the automobile leasing industry, subjects in which he is regarded as expert. He was awarded the industry's most prestigious recognition, the Clemens-Pender Award, in 1988. He has served as director of Washington Independent Bankshares (1982). Mr. Christensen serves as the court-appointed Trustee of CASR Trust, a multi-year, multi-million dollar fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. He graduated from the College of Great Falls (B.A. with Honors, Management and Economics) and received an MBA from the University of Puget Sound. He serves as a Director (since 1978) and as Chairman (since 1995).

         David C. Soward, age 42, is a Director of the Company. Since 1992 he has been the Senior Vice President of & Capital Partners, Inc., the General Partner of & Capital Partners, LP, a venture capital company based in San Francisco. He was previously a Senior Manager with KPMG Peat Marwick, San Francisco (1987-1992). Mr. Soward graduated from Portland State University (BS, Accounting) and is a Certified Public Accountant. Mr. Soward is a member of the Compensation Committee. He has served on the Board of Directors of the Company since 1995.

OTHER EXECUTIVE OFFICERS OF THE COMPANY

         Robert E. Kanatzar, Jr., age 45, is the Vice President-Risk Management, with responsibilities for the design and implementation of its risk/reward criteria, strategies, policies and procedures; the supervision of Lease Production Officers; the development of credit and collection policies and procedures; and, the supervision of personnel engaged in risk, credit or collection activities (1997). Prior to joining the Company he was Senior Vice President of Credit Policy and Risk Management for NationsCredit Corporation, with a $10 billion consumer portfolio, a part of the Financial Services Group of NationsBank Corporation (1996). Previously, he served as Vice President-Manager of Risk Management for Bank One Credit Company and managed its $10 billion consumer portfolio (1992). Mr. Kanatzar has served in areas of similar and increasing responsibilities with Texas Commerce Bank, Citicorp Acceptance Company and Citicorp Mortgage Inc. He graduated from the University of Kansas and received an MBA from the University of Kansas Graduate School of Business.

         Warren Kornfeld, age 37, is the Senior Vice President-Finance with responsibility for the design and implementation of Westar's financial management strategies, policies and procedures and external financial relationships (1998). Prior to joining the Company Mr. Kornfeld was Vice President of the Industrial Bank of Japan, Ltd. in New York, responsible for heading their term asset-backed efforts (1994). Mr. Kornfeld was the co-founder and partner of Bickford & Partners, Inc., a New York-based investment banking firm specializing in securitizations and asset-backed securities markets (1991). Previously, he headed the securitization consulting group of Trepp & Company, Inc., a New York investment firm (1983). Mr. Kornfeld received his B.S. in Economics with a dual concentration in Finance and Decision Sciences from the University of Pennsylvania.

         Cindy A. Kay, age 34, is Controller with primary responsibility for accounting and internal finance functions (1997). Prior to joining the Company, she was a Partner in Kay and Company, CPA's, responsible for financial management consulting, taxation and audit engagements (since 1990). Prior to joining Kay and Company, CPA's she began her career with Coopers and Lybrand in Tucson, Arizona. Ms. Kay is a Certified Public Accountant and is a member of the Washington Society of CPA's and the American Institute of CPA's. Ms. Kay received her B.A. in Accounting from Saint Martins College.

         Scott G. Cavanaugh, age 33, is Vice President-Collections with responsibilities for collections, asset disposal, re-marketing and recovery activities (1999). Prior to joining the Company he was Vice President & Collection Manager for Seafirst Bank/Bank of America (1995-1999). Previously, he served in areas of similar responsibilities with Ford Motor Credit Company (1988-1995). Mr. Cavanaugh received his B.A. in international economics from George Washington University.

BOARD OF DIRECTORS AND COMMITTEES

         There were ten meetings of the Board of Directors during the fiscal year ended March 31, 1999. All of the directors attended every meeting of the Board and committees on which they served except for three members who each missed one meeting. All directors are compensated for attendance at Board meetings at $300 per meeting. Additionally, outside directors are paid $1,000 per quarter in consideration for their availability to the Company. The Company incurred $35,223 and $25,000 in directors' compensation during the fiscal years ended March 31, 1999 and 1998, respectively.

         The members of the Board of Directors are elected to various committees. The standing committees of the Board are the Audit and Compensation Committees.

         The functions of the Audit Committee are to recommend appointment of the firm of independent accountants to perform the annual audit; and, review and approve the scope of the independent accountants' work. The Committee met three times in the fiscal year ended March 31, 1999 and again immediately following the fiscal year end. The members of the Committee during the past fiscal year were Charles Seel and Joel Davis. Mr. Seel served as Chairman.

         The functions of the Compensation Committee are to review and approve the salaries of all executive officers of the Company; and, review and approve all additional compensation plans. The Committee met once in the fiscal year ended March 31, 1999. The members of the Committee during the past fiscal year were R. L. Lovely, Chairman; David Soward and Michael A. Price.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                        Stock
                                    Beneficially             Class                   Nature of             Percentage
                                      Owned on                Of                     Beneficial                of
                                    June 30, 1999            Stock                   Ownership              Class(1)

--------------------------------- ------------------ ---------------------- ----------------------------- -------------
PLMC, L.L.C.                         753,701 (2)            COMMON          Sole Voting and Disposition      20.40%(2)
   P.O. Box 6104
   Federal Way, WA 98063
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
& Capital Partners, LP               508,126 (3)            COMMON          Sole Voting and Disposition      13.75%(3)
   600 California, Suite 1850          1,250          SERIES 4 PREFERRED    Sole Disposition                100.00%
   San Francisco, CA 94108
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Mud Bay Holdings, Ltd.               368,894 (8)            COMMON          Sole Voting and Disposition      16.60%
   P.O. Box 919
   Olympia, WA 98507
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
R. W. Christensen, Jr.               753,701 (2)            COMMON          Shared Voting and                41.81%(5)
   Chairman, President               368,894 (8)            COMMON          Disposition
    and Director                     155,050 (4)(5)         COMMON          Shared Voting and
    P.O. Box 919                  ----------                                Disposition
    Olympia, WA 98507              1,277,645                                Sole voting and Disposition
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Joel I. Davis                         20,000                COMMON          Sole Voting and Disposition
   Assistant Secretary               368,894 (8)            COMMON          Shared Voting and
   and Director                   ----------                                Disposition                      17.50%(7)
                                     388,894
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Robert L. Lovely                      28,000                COMMON          Sole Voting and Disposition
   Director                          368,894 (8)            COMMON          Shared Voting and
                                  ----------                                Disposition                      17.86%(7)
                                     396,894
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Charles S. Seel                       29,000                COMMON          Sole Voting and Disposition
   Secretary                         368,894 (8)            COMMON          Shared Voting and
   and Director                   ----------                                Disposition                      17.90%(7)
                                     397,894
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
David Soward                          20,000                COMMON          Sole Voting and Disposition
   Director                          508,126 (9)            COMMON          Shared Voting and
                                  ----------                                Disposition                      23.82%(10)
                                     528,126

                                       1,250 (9)      SERIES 4 PREFERRED    Non-Voting                      100.00%
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Michael A. Price                     753,701 (2)            COMMON          Shared Voting and
   Director                          219,800 (4)                            Disposition
                                  ----------
                                     973,501                                                                 43.42%(11)
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Robert Kanatzar                       17,000 (4)            COMMON          Sole Voting and Disposition      **
   Sr.VP.-Risk Management
--------------------------------- ------------------ ---------------------- ----------------------------- -------------



--------------------------------- ------------------ ---------------------- ----------------------------- -------------
Warren Kornfeld                       33,334 (4)            COMMON          Sole Voting and Disposition      01.48%(12)
   Sr. VP-Finance
--------------------------------- ------------------ ---------------------- ----------------------------- -------------
All Directors and Officers as a    2,152,905                COMMON                                           59.24%(13)
Group (8 persons)
         ** DENOTES LESS THAN 1%

(1) Except as otherwise indicated, Stock Beneficially Owned and Percentage of Class are based upon 2,222,300 shares of common stock outstanding as of June 30, 1999. Under Rule 13d-3(d)(1), any securities not outstanding which are subject to options, warrants, rights or conversion privileges shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such person, but not deemed outstanding for computing percentage ownership by any other person.
(2) PLMC, L.L.C. holds a Convertible Subordinated Note can be converted into $753,701 shares of the Common Stock. Mr. Christensen and Mr. Price, directors of Westar, are principals in PLMC, L.L.C. The holdings of PLMC, LLC are attributed to both Mr. Christensen and Mr. Price under Rule 13d-3.
(3) & Capital Partners, LP has the right to convert its Series 4 B Preferred Shares into 10% of the outstanding Common Stock on a fully-diluted basis. It also holds warrants for 3.75% of the outstanding Common Stock on a fully-diluted basis. The holdings are based upon 3,695,461 common shares outstanding. Mr. Soward is the Senior Vice President of & Capital Partners, Inc., the general partner of & Capital Partners, LP.
(4) Includes shares options and/or conversion rights which may be exercised within 60 days.
(5)      Based upon 3,056,001 common shares outstanding.
(6) Includes the interest of Summit Capital Resources, Ltd. of which Mr. Christensen is the sole director and officer. The interest is attributed to Mr. Christensen under Rule 13d-3.
(7)      Based upon 2,222,300 common shares outstanding.
(8) The interest of Mud Bay Holdings, Ltd. of which Messrs. Christensen, Davis, Lovely and Seel are directors collectively holding dispositive power. All four individuals are attributed all of the holdings of Mud Bay Holdings, Ltd. under Rule 13d-3.
(9)      Includes the interest of & Capital Partners, LP, under Rule 13d-3.
(10)     Based upon 2,730,426 common shares outstanding.
(11)     Based upon 2,996,001 common shares outstanding.
(12)     Based upon 2,255,634 common shares outstanding.
(13)     Based upon 3,634,461 common shares outstanding.

                            EXECUTIVE COMPENSATION

                Summary Compensation for Past Three Fiscal Years
                              Ending March 31, 1999


           Name                                  Annual Compensation
            And               Fiscal                                                       Long-Term                   All Other
         Principal             Year                                                       Compensation               Compensation
        Position(1)

---------------------------------------  -------------------------------------  ---------------------------------  -----------------
                                                                     Other
                                            Salary        Bonus      Annual           Awards            Payouts
                                                                   Compensa-
                                                                     tion(1)
---------------------------------------  -------------------------------------  ---------------------------------  -----------------
                                                                                Restricted                LTIP
                                                                                  Stock      Options     Payouts
                                                                                  Awards
---------------------------------------  -------------------------------------  ---------------------------------  -----------------
R.W. Christensen, Jr.        3/31/99        $173,482        $0                               150,000
President and Chairman       3/31/98        $150,000        $0
                             3/31/97        $142,500        $0
---------------------------------------  -------------------------------------  ---------------------------------  -----------------
Robert Kanatzar(3)           3/31/99        $217,500
Senior V.P.-Risk             3/31/98        $172,500   $60,000(3)                             37,000
Management
---------------------------------------  -------------------------------------  ---------------------------------  -----------------

Warren Kornfeld(4)           3/31/99        $160,839                                        133,334
Senior V.P.-Finance
---------------------------------------  -------------------------------------  ---------------------------------  -----------------
Thomas M. Foley              3/31/98        $125,000        $0
V.P.-Finance                 3/31/97        $124,166        $0                                20,000
---------------------------------------  -------------------------------------  ---------------------------------  -----------------
Cathy Carlson                3/31/98        $115,000        $0
V.P.-Operations              3/31/97        $103,700        $0


(1) All other executive officers of the Company received less than $100,000 annually in total compensation during the years ended March 31, 1999, 1998 and 1997.

(2) Westar has concluded that the individual and aggregate amounts of personal benefits provided, which are not reflected in the above table, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported above for each of the named persons.

(3) Robert E. Kanatzar, Jr. Westar hired Robert E. Kanatzar, Jr. in August 1997, as Senior Vice President-Risk Management at a salary of $172,500 per year. Westar provided a loan of $60,000 to Mr. Kanatzar with the understanding that the loan would be forgiven at his 17th month of employment. The loan has been forgiven and treated as a bonus. Pursuant to the employment arrangement, Mr. Kanatzar's base compensation was increased to $217,500 beginning in August, 1998.

         Mr. Kanatzar was awarded stock options for 37,000 shares of common stock exercisable at $5-$11, and vesting from 19972001 and exercisable within twenty-four months of grant. During his first two years of employment, Mr. Kanatzar is entitled to a severance payment of $60,000 if he is terminated without cause.

(4) Warren Kornfeld. Westar hired Mr. Kornfeld in July 1998, as Senior Vice President-Finance at a salary of $225,000. The employment arrangement provided for an increase in the salary of $75,000 per year upon the occurrence of certain events which have occurred. If Mr. Kornfeld is terminated without cause before July 17, 2001, Westar shall pay him the product of (1) the difference between 36 and the number of full months he worked, and (2) $7,500.

         Mr. Kornfeld was awarded stock options for 133,334 shares of common stock at $4 per share, vesting over four years. If, before July 17, 2001, Mr. Kornfeld leaves Westar or is terminated for cause, or if within one year of leaving he competes with Westar or divulges confidential information, Mr. Kornfeld must pay Westar any gains, net of taxes, he received on account of stock options under certain conditions.

OPTIONS GRANTED IN FISCAL 1999

         The following table sets forth certain information with respect to stock options granted to the Named Executives during the year ended March 31, 1999.


                                                                                        Potential Realizable Value
                                  Individual Grants                                     at Assumed Annual Rates of
                                                                                       Stock Price Appreciation for
                                                                                                Option Term
                                          Percent of
                             Options     Total Options   Exercise Base  Expiration Date
          Name               Granted      Granted to         Price                          5%             10%
                                         Executives in
                                          Fiscal Year
-------------------------- ------------ --------------- --------------- -------------- -------------- ---------------
R.W. Christensen, Jr.      150,000(1)        100%         $4 - $8(1)     October 6,       -0-(3)          -0-(3)
                                                                           2003(2)

Warren Kornfeld            133,334(4)        100%           $4(4)         Varies(5)      $4.31(6)        $5.44(6)

(1)      Options exercisable 30,000 @ $4 per share vesting on October 6, 1999;

         30,000 @ $5 per share vesting on October 6, 2000; 30,000 @ $6 per share vesting on October 6, 2001; 30,000 @ $7 per share vesting on October 6, 2002; and 30,000 @ $8 per share vesting on October 6, 2003.
(2)      Options expire if not exercised by October 6, 2003.
(3) Assumes future stock prices of $2.55 and $3.22 at compound rates of five and ten percent, respectively, for the five years, and are computed solely for the requirements of the SEC. Westar makes no representation that its stock will perform similarly or show similar appreciation.
(4) Options exercisable 33,334 @ $4 per share vesting on July 13, 1998; 33,333 @ $4 per share vesting on July 13, 2000; 33,333 @ $4 per share vesting on July 13, 2001; and 33,333 @ $4 per share vesting on July 13, 2002.
(5) Options expire 3 years after first exercisable, except the options exercisable in 2000, 2001 and 2002 expire 120 months after vesting.
(6) Assumes future stock prices of $4.31 and $5.44 at compound rates of five percent and ten percent, respectively, for five years, and are computed solely for the requirements of the SEC. Westar makes no representation that its stock will perform similarly or show similar appreciation.

AGGREGATE OPTIONS EXERCISED IN FISCAL 1999
AND FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information with respect to the exercise of stock options during fiscal 1998 and outstanding stock options held by the Named Executives as of March 31, 1999.


                          Shares        Value      Number of Unexercised Options         Value of Unexercised
        Name             Acquired      Realized         at Fiscal Year-End          In-the-Money Options at Fiscal
                        On Exercise                                                            Year-End
---------------------- -------------- ----------- -------------------------------- ---------------------------------
                                                  Exercisable    Unexercisable     Exercisable    Unexercisable(1)
                                                  -------------- ----------------- -------------- ------------------
R.W. Christensen            -0-          -0-          80,000          150,000(1)        -0-              -0-
Robert Kanatzar             -0-          -0-           7,000           30,000(1)        -0-              -0-
Warren Kornfeld             -0-          -0-          33,334           99,999(1)        -0-              -0-

(1) The indicated value is based on $2.00 per share market value of the Common Stock at March 31, 1999, the day nearest to the fiscal year end in which a trade took place, minus the exercise price.

                 INFORMATION ABOUT WESTAR 1994 STOCK OPTION PLAN

         In 1996, the Company adopted, and the stockholders approved, the amendment of the 1994 Stock Option Plan (the "1994 Stock Option Plan") providing for the granting of options to purchase 600,000 shares to employees, directors and consultants of the Company and its affiliates. On October 8, 1998, the Board of Directors approved an increase of 750,000 shares to a total of 1,350,000. The Company estimates that approximately 40 employees and two consultants, along with all current directors of the Company, are currently eligible to receive option grants under the 1994 Stock Option Plan. The Company, by means of the 1994 Stock Option Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts toward the success of the Company. The 1994 Stock Option Plan provides for the granting of Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as for the granting of Non-statutory Stock Options ("NSOs") which do not qualify as incentive stock options under the Code.

         The 1994 Stock Option Plan is administered by the Board of Directors upon recommendation of its Compensation Committee. The Board or the Committee determines from time to time which of the persons eligible under the 1994 Stock Option Plan shall be granted options, when and how the options shall be granted, whether such options shall be ISOs or NSOs and the provisions of each of the options (which need not be identical), subject to the restrictions set forth in the 1994 Stock Option Plan. ISOs may be granted only to employees (including officers) of the Company and its affiliates while NSOs may be granted to employees (including officers) and directors of, or consultants to, the Company and its affiliates.

         The exercise price of each option shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of any ISO granted to any optionee owning more than ten percent (10%) of the voting power of all classes of the Company's stock, shall not be less than one hundred ten percent (110%) of the fair market value of the stock on the date of the grant of the ISO. Generally, an option shall terminate three months after termination of the optionee's employment or relationship as a consultant to, or director of, the Company or its affiliates, and an option shall not be transferable except by will or the laws of descent and distribution (although an ISO may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). The market price of the Company's common stock as of the close of trading on March 31, 1999 on which a trade took place, was $2.00.

         The 1994 Stock Option Plan permits options granted to be either qualified Incentive Stock Options pursuant to the Code or non-qualified stock options, as the Board may elect. Upon exercise of a non-qualified option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the optionee will generally recognize additional capital gain or loss. The Company generally will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the exercise of the option.

         The Board may at any time, and from time to time, amend the 1994 Stock Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company where such amendment would, among other things, increase the number of shares reserved for issuance pursuant to options granted under such plan.

         As of March 31, 1999, options representing a total of 767,800(1) shares have been granted, 105,800 of which had been exercised, the remainder include 185,334 options which were vested and were exercisable, 364,499(1) options which had not vested yet, and 108,000 options which have expired. These options are held by twenty one (21) persons, are exercisable at between $2.00 - $11.00 per share and remain exercisable for three to five years from the date of grant, subject to certain conditions.

         As a group, all employees who are not executive officers received 93,300 options. As a group, executive officers as of March 31, 1999, have received 520,333(1) options under the 1994 Stock Option Plan. Current directors, excluding executive officers, have received 100,000 options, as a group.

(1) On October 8, 1998, the Board awarded R. W. Christensen, Jr. options for 30,000 shares for each of the next five years exercisable at $4 to $8 per share. . Since the total grant of 150,000 shares exceeded the number of options available under the Plan, the portion of the award which exceeds the authorized number of option shares awarded was contingent upon shareholder approval of the increased number of options. The Shareholders approved the amendment to the 1994 Stock Option Plan on April 26, 1999.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.




             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and establishes management compensation, compensation policies and procedures. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for its approval. The Committee also has responsibility for the grant of awards under Westar's stock option plan.

         Executive officer compensation is based on Westar's overall performance in the past year and an analysis of compensation levels necessary to attract, maintain and motivate quality personnel. In this way, Westar is able to compete for and retain talented executives who are critical to our long-term strategies for success. It also aligns the interest of those executives with the long-term interests of our stockholders.

         Executive compensation consists of three components: cash compensation, long term incentives in the form of stock options and normal employee fringe benefits. The three components are intended to provide executives with incentives to achieve the long-range objectives of Westar and to reward exceptional performance. Performance is evaluated not only with respect to Westar's earnings but also with respect to the accomplishment of Westar's business objectives, the individual's contribution to stockholder value, and also with respect to comparable industry results and experience. Executive officers receive all normal employee fringe benefits.

         In determining the overall compensation package for the Chief Executive Officer, the Committee considered each of the factors enumerated in the preceding paragraphs regarding compensation for executive officers of Westar as well as the performance achieved by Westar during the past fiscal year.

         To motivate extraordinary job performance and to encourage growth in stockholder value, significant stock options are granted under Westar's stock option plan to all executives and all other company personnel in order to encourage substantial contributions toward the overall success of Westar. The Committee believes that this focuses attention on managing Westar from the perspective of owners with an equity stake in the business.

                                          Dated this 31st day of March, 1999

                                          THE COMPENSATION COMMITTEE



                                          R. L. Lovely, Chairman
                                          David C. Soward
                                          Michael A. Price

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         R. L. Lovely is a member of the Board of Directors of Mud Bay Holdings, Ltd., a privately held investment company. R. W. Christensen, Jr. is the President and a member of the Board of Directors of Mud Bay Holdings, Ltd. Charles Seel and Joel Davis, directors of the Company, are also officers and members of the Board of Directors of Mud Bay Holdings, Ltd.

RELATED PARTY TRANSACTIONS

         The Company leased office space from a limited partnership in which it had a 10% interest in the fiscal year. The lease expires in November 2000.

         The Company has a subordinated note agreement, effective January 1997, with Mud Bay Holdings, Ltd. pursuant to which the Company may borrow up to $750,000. Interest is calculated at the rate of 8%.

         The Company has a subordinated note agreement, effective April 15, 1997, with & Capital, Partners, LP, in the amount of $1,500,000. Interest is calculated at the rate of 9%. The loan is due upon the earlier of (I) December 1, 1999, or (ii) receipt by the company of not less than $5,000,000 from other financing. The lender was granted warrants to purchase 3.75% of the Company's stock which is outstanding at the time of exercise at an exercise price of $.01 per share. Mr. Soward is the Senior Vice President of & Capital Partners, Inc., the general partner of & Capital Partners, LP.

         The Company had a 120-day subordinated note agreement with C. Carlson in the amount of $100,000. Interest was calculated at the rate of 11%. The note was paid in full in May 1998.

         The Company has a subordinated note agreement, effective January 26, 1998, with & Capital, Partners, LP, in the amount of $500,000. The note is due on December 1, 1999. Interest is calculated at the rate of 9.5%.

         In April 1998, the company entered into an agreement with PLMC, LLC, which is owned by two directors (R.W. Christensen, Jr. and Michael A. Price) and other unrelated parties, to borrow $400,000 in subordinated debt. Interest accrued at 9.5%. The note was repaid in full on May 13, 1998.

         In May 1998, the Company entered into an agreement to exchange a note payable for $500,000 for all of Mr. Christensen's Series 3 preferred stock. The note bears interest at the rate of 10.5% and is paid quarterly. The note is payable at one-eighth of the principal balance paid quarterly, beginning fourth quarter of fiscal 1999.

         In May 1998, the company issued $4,000,000 in subordinated convertible note to PLMC, LLC, which is owned by two directors (R.W. Christensen, Jr. and Michael A. Price) and other unrelated parties. The note is due May 2003 and bears interest at the rate of 10.5%. The note is convertible into 753,701 shares of the Common Stock of the Company.

         On July 22, 1998, the Company entered into a lease purchase/repurchase agreement in the amount of $1.6 million with T & W Financial Services, Inc. Director Michael A. Price is an officer and director of T & W Financial. The agreement bears interest at 9.5%. The assets were repurchased on August 12, 1998.

         The Company has several sale/leaseback transactions with T & W Financial Services, Inc. Director Michael A. Price is an officer and director of T & W Financial. The sale/leasebacks bear interest at an average rate of 9.3%. Payments are made monthly and the balance as of March 31, 1999 was $184,317

         The Company has an account receivable of approximately $155,000 from All Seasons Resorts. Mr. Christensen, a director and officer of the Company, is the bankruptcy court-appointed Trustee of CASR Trust, a fund established by the bankruptcy court for the benefit of the creditors of All Seasons Resorts. The trustee is in the process of liquidating real estate for the creditors' benefit. The Company expects to recover its receivable in full.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the common stock, to file initial reports of ownership (Form 3) and changes of ownership (Form 4) of Company common stock with the Securities and Exchange Commission. Minor changes of ownership may be reported once annually (Form 5). The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers and greater than 10% stockholders during the fiscal year ended March 31, 1999. Based solely upon the review of the copies of the forms furnished to the Company and written representations that no such other reports are required, the Company believes that during the fiscal year all executive officers and directors, and greater than 10% stockholders timely filed all such required reports.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT IN WHOLE OR IN PART, THE FOLLOWING STOCKHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the Company's cumulative total stockholder return on its common stock with the return of the NASDAQ Market Index and a peer group* constructed by the Company.


                                                                            SHARE PRICE
                                      -----------------------------------------------------------------------------------------
          NAME                        TICKER    3/31/96  6/30/96   9/30/96   12/31/96   3/31/97    6/30/97   9/30/97   12/31/97
--------------------------------      ------    -------  -------   -------   --------   -------    -------   -------   --------
Aegis Consumer Funding Group           ACAR      6.250    5.375     5.350      2.813     1.281       0.59      0.50       0.09
Consumer Portfolio Services            CPSS      9.500    8.875    12.250     11.250     8.000      12.13     16.75       9.63
CTL Credit, Inc.                       CTLI     17.375
Jayhawk Acceptance Corporation         JACC     12.250   13.625    14.125     11.250     2.063       1.63      1.75       1.38
MS FInancial                           MSFI      6.250    6.250     3.438      0.938     1.563       1.22
Olympic Financial                       AAC     19.375   23.000    24.625     14.250     9.250       9.19     11.38       7.44
Oxford Resources                       OXFD     28.000   23.250    21.375     30.875    41.875
WFS Financial                          WFSI     18.750   22.500    20.500     19.875    11.250      16.75     21.75      11.25
Westar                                 WEST      3.750    8.000     7.500     10.000     7.320       8.00      5.00       3.25
NASDAQ Financial Index                $IXF.X     1,050    1,063     1,162      1,302     1,353      1,578     1,841      2,040
NASDAQ Composite Index                $COMPX     1,101    1,185     1,227      1,291     1,222      1,442     1,686      1,570

Ratios:                                         3/31/96  6/30/96   9/30/96   12/31/96   3/31/97    6/30/97   9/30/97   12/31/97
                                                -------  -------   -------   --------   -------    -------   -------   --------
                                       WEST       100%     213%      200%       267%      195%       213%      133%        87%
       Automobile Financial Services Sector       100%     102%      101%        91%       75%        57%       66%        38%
                     NASDAQ Financial Index       100%     101%      111%       124%      129%       150%      175%       194%
                     NASDAQ Composite Index       100%     108%      111%       117%      111%       131%      153%       143%



                                                                    SHARE PRICE
                                      ----------------------------------------------------------
              NAME                    TICKER    3/31/98   6/30/98   9/30/98   12/31/98   3/31/99
--------------------------------      ------    -------   -------   -------   --------   -------
Aegis Consumer Funding Group          ACAR       0.22      0.13      0.06      0.01       0.03
Consumer Portfolio Services           CPSS     12.125     10.50     3.625     3.875     2.8125
CTL Credit, Inc.                      CTLI
Jayhawk Acceptance Corporation        JACC       0.88                                     0.05
MS FInancial                          MSFI
Olympic Financial                      AAC       6.31    7.5625      5.50     3.625       4.75
Oxford Resources                      OXFD
WFS Financial                         WFSI      10.25      7.00      6.00      6.25     6.9375
Westar                                WEST       2.75      3.00     2.625      2.00       2.00
NASDAQ Financial Index               $IXF.X     2,134     2,058     1,698     1,983      1,916
ASDAQ Composite Index                $COMPX     1,836     1,895     1,694     2,193      2,462

Ratios:                                         3/31/98   6/30/98   9/30/98   12/31/98   3/31/99
                                                -------   -------   -------   --------   -------
                                       WEST        73%       80%       70%       53%        53%
       Automobile Financial Services Sector        39%       47%       28%       26%        22%
                     NASDAQ Financial Index       203%      196%      162%      189%       182%
                     NASDAQ Composite Index       167%      172%      154%      199%       224%


                             1 CTL was acquired 6-14-96
                             2 OXFD was acquire by Barnett Banks, Inc. 1-15-97
                             3 MSFI was acquired by Search Capital 8-1-97

* For comparison purposes, the "Automobile Financial Services Sector" peer group is composed of Aegis Consumer Funding Group; Consumer Portfolio Services; CTL Credit, Inc.; Jayhawk Acceptance Corporation; MS Financial, Inc.; Olympic Financial (Arcadia); Oxford Resources; and, WFS Financial, not all of which concentrate on producing prime consumer financial instruments. CTL was acquired by Bayview Bank, Inc. on 6-14-96. OXFD was acquired by Barnett Banks, Inc. on 1-15-97. MSFI was acquired by Search Capital on 8-1-97.

INDEPENDENT PUBLIC ACCOUNTANTS

         On March 11, 1999, Westar dismissed the accounting firm of KPMG, LLP ("KPMG") and re-engaged the accounting firm of BDO Seidman LLP ("BDO") as principal accountants for the year ended March 31, 1999.

         During the one fiscal year audited by KPMG and the subsequent interim period prior to March 11, 1999 there has been one disagreement with KPMG on one matter of accounting principal, a reportable event and no disagreements on any practices, financial statement, disclosure, or auditing scope or procedures. Westar communicated the disagreement and reportable event to the Audit Committee and the Board of Directors. Westar also authorized KPMG to respond fully to inquiries of BDO concerning the matter. Westar's Audit Committee directed the dismissal of KPMG and approved the re-engagement of BDO on March 11, 1999.

         Because Westar had not demonstrated a history of profitability at March 31, 1998, KPMG made the judgement that the Company should establish a 100% valuation allowance for its deferred tax asset. The Company discussed the disagreement with KPMG on at least two occasion. The Company disagreed with KPMG's judgement: with KPMG's use of a more restrictive than SEC guidelines for determination of the need for an allowance; and, with KPMG's decision not to weigh more heavily recent significant improvements in the Company's volumes, operating margins and profits. The disagreement has been resolved to KPMG's satisfaction and a 100% valuation allowance was recorded in for fiscal year ended March 31, 1998.

         In early 1996, a residual value insurance policy by an insurance company to Westar was replaced with an assurance agreement for the same coverage by a third party. The replacement agreement guaranteed the residual values for leases booked in fiscal years 1996, 1997 and 1998. The leases were recorded as direct financing leases. Prior audits of the related time periods were issued with an unqualified opinion.

         During fiscal 1998, KPMG requested copies of the residual value insurance policy or the assurance agreement. Westar was advised by KPMG that the lack of original, contemporaneous documentation available to support management's accounting for leases was a deficiency in internal controls. Upon receiving written confirmation from the third party the existence and terms of the assurance agreement, KPMG concurred in the Company's classification of the leases as direct finance leases. No internal control memorandum was prepared by KPMG for the Company. The Company communicated the above to the Audit Committee and the Board of Directors. The matter was raised in passing by KPMG in a meeting with the Audit Committee. The Company had authorized KPMG to respond fully to inquiries of BDO concerning the matter.

         Neither BDO nor KPMG recommended any changes to Westar in regards to the above matter. Westar has adopted an internal control providing for the preparation of contemporaneous memorandums of oral agreements.

         KPMG's report on the consolidated financial statements for the last fiscal year ended March 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         BDO's report on the consolidated financial statements for the previous fiscal year ended March 31, 1997 and the current fiscal year ended March 31, 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         Westar requested from both BDO and KPMG a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether they agreed with the above statements. Both letters were received and were included in the form 8K filing with the SEC.

                                   PROPOSAL 1

ELECTION OF TWO DIRECTORS

         The Board has nominated Mr. Joel I. Davis and Mr. Charles S. Seel to each serve as a director of the Company for a three-year term ending March 31, 2002 and until the election and qualification of his successor. Management believes that the proposed nominees for election as director are willing to serve as such, and it is intended that the person named in the accompanying form of proxy or their substitute will vote for the election of the nominees unless specifically instructed to the contrary. However, if either nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election and as a consequence another nominee is designated, the person named in the proxy or his substitute shall have discretion or authority to vote or refrain from voting in accordance with his judgment with respect to the other nominees.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of common stock of the Company represented (in person or by proxy) and entitled to vote at the Annual Meeting is required to elect a director.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE TWO NOMINEES NAMED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the meeting as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of Westar must be received at the main office of Westar no later than April 7, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS
         This Proxy Statement includes the information and materials contained within the 1999 Annual Report to Stockholders of Westar Financial Services Incorporated. Any document or part thereof not delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom the Proxy Statement is delivered, upon written request of such person directed to Westar Financial Services Incorporated, Shareholder Relations Department, P.O. Box 919, Olympia, Washington 98507.


                                              March 31, 1999

                                              By Order of the Board of Directors


                                              Charles S. Seel, Secretary

                     Westar-Registered Trademark- Financial
                              Services Incorporated

                           SOLICITATION OF PROXIES FOR
                     WESTAR FINANCIAL SERVICES INCORPORATED,
                            A WASHINGTON CORPORATION

   This Proxy is being solicited by Westar Financial Services Incorporated in connection with the Proxy Statement. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

                               1999 ANNUAL MEETING
                               SEPTEMBER 27, 1999
                                    9:00 A.M.

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard G. Phillips, Jr., proxy to represent the undersigned, with full power of substitution, at the 1999 Annual Meeting of Stockholders of Westar Financial Services Incorporated, to be held at 9:00 a.m.
 on Monday, September 27, 1999, in the State Room, Cavanaughs at Capitol Lake, 2300 Evergreen Park Drive, Olympia, Washington and at any and all adjournments thereof.

1. ELECTION OF DIRECTOR:
                                                                       WITHHOLD
                                                                 FOR   AUTHORITY
(**)  JOEL I. DAVIS for a three year term ending March 31, 2002
---

(**)   CHARLES S. SEEL for a three year term ending March 31, 2002
---



2. OTHER MATTERS:

In his discretion, the Proxy is authorized to vote upon such other business that may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted for Proposal 1.

Note: SIGNATURE(S) SHOULD AGREE WITH NAME(S) ON STOCK CERTIFICATE as printed on the address label. Executors, administrators, trustees, and other fiduciaries should so indicate when signing.

                                             ----------------------------------

                                             ----------------------------------
                                                  Signature of Stockholder(s)

Dated: _____________________            Please DATE, SIGN, and RETURN this Proxy
                                        Thank You.


______ I plan to attend the meeting in Olympia, Washington, at 9:00 a.m. on
                              September 27, 1999.